UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2018

Willis Towers Watson Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (011) 44-20-3124-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
On December 22, 2017, President Donald Trump signed into law “H.R.1”, formerly known as the “Tax Cuts and Jobs Act” (the “Tax Legislation”). The Tax Legislation, which was effective on January 1, 2018, significantly revises the U.S. tax code by, among other things, lowering the corporate income tax rate from 35% to 21%; limiting deductibility of interest expense; and implementing a territorial tax system imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries.
The company estimates, based on currently available information, that the enactment of the Tax Legislation will result in a one-time (net of any required repatriation taxes) non-cash tax benefit in the fourth quarter of 2017, primarily related to the re-measurement of U.S. deferred tax liabilities at the lower enacted corporate tax rate.
The impact of the Tax Legislation on the company’s 2018 effective tax rate and adjusted effective tax rate will depend on numerous factors and assumptions. Based on preliminary information, we have reviewed, analyzed and modeled our tax rates using our actual results for the nine months ended September 30, 2017 and our forecasted results for the three months ended December 31, 2017 (collectively, our “2017 Preliminary Results”), which we believe is a reasonable proxy for our 2018 effective tax rate and adjusted tax rate analysis.
Based on such preliminary modeling, we believe the impact of the Tax Legislation on the company’s 2018 adjusted effective tax rate could range from a decrease of 1% to an increase of 2% from what we estimate such rate would have been based on modeling its 2017 Preliminary Results. The company will continue to analyze the Tax Legislation to determine its full effects, including with respect to the new effective tax rate, on its financial statements and operations, and will provide further detail during its fourth quarter 2017 earnings call.
The foregoing is based on information available at this time and is subject to change due to a variety of factors, including, among others, (i) finalization of the company’s annual financial closing and reporting processes, (ii) management’s further assessment of the Tax Legislation and related regulatory guidance; (iii) guidance that may be issued; and (iv) actions the company may take as a result of the Tax Legislation.
The company plans to host a conference call and announce its financial results for the fourth quarter and year ended December 31, 2017 on February 8, 2018.
Cautionary Note on Forward-Looking Statements
This Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology.
Forward-looking statements include statements regarding the estimated effects of the Tax Legislation on the Company’s earnings for the fourth quarter and year ending December 31, 2017 and on our future effective tax rates. Such statements consist of preliminary estimates and are based upon currently available information, as well as our current interpretations, assumptions, beliefs and expectations, which are subject to change possibly materially, and are subject to significant risks and uncertainties, including but not limited to, adjustments relating to the completion of our fourth quarter and year-end financial statements, changes in interpretation or assumptions, and/or updated regulatory guidance.
Actual results may materially differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature. For a discussion of some of the important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained herein see “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.
Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against relying on these forward-looking statements.

SIGNATURES
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Willis Towers Watson public limited company
(Registrant)

Date: January 10, 2018	By: ______/s/ Michael J. Burwell__________________ Name: Michael J. Burwell Title: Chief Financial Officer